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As filed with the Securities and Exchange Commission on October 4, 2001

REGISTRATION NO. 333-49772

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OPTELECOM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	52-1010850
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

9300 Gaither Road
Gaithersburg, Maryland 20877
(301) 840-2121
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Clyde A. Heintzelman
President
Optelecom, Inc.
9300 Gaither Road
Gaithersburg, Maryland 20877
(301) 840-2121
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
David L. Lowans, Esq.
Karp Frosh Lapidus, Wigodsky & Norwind, P.A.
1370 Piccard Drive
Suite 290
Rockville, Maryland 20850
(301) 258-1994

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. { }

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. {X}

  If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. { }

  If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. { }

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. { }

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock ($.03 par value per share)	140,000	$3.57	$500,000	$132

Common Stock(2) ($.03 par value per share)	100,000	$2.00	$200,000	$52

Total				$184(3)

(1)
Estimated pursuant to Rule 457 for the purpose of calculating the registration fee only; based upon the actual purchase price of the common stock paid by the selling stockholders. Registration fee is calculated pursuant to Rule 457.

(2)
Common Stock subject to purchase upon exercise of warrants sold to Selling Shareholders. The amended exercise price of warrants is $2.00 per share and Registration Fee for these shares is calculated at this price pursuant to Rule 457.

(3)
A registration fee of $206 was paid concurrently with the filing of the original Registration Statement on November 13, 2000.

PROSPECTUS

OPTELECOM, INC.
240,000 Shares of Common Stock

    This Prospectus is part of a registration statement the Company filed to fulfill its contractual obligations with the holders (the "Selling Stockholders") of 140,000 shares of the Company's common stock, $.03 par value per Share (the "Common Stock"), and 100,000 shares of Common Stock issuable upon the exercise of warrants held by the Selling Stockholders. See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. The Company may receive proceeds from the exercise of the warrants. The Company will bear the expenses of the offering of the Common Stock, except that the Selling Stockholders will pay any applicable underwriting discounts, brokerage fees or commissions, transfer taxes and fees of counsel to the Selling Stockholders.

    It is anticipated that the 240,000 shares of Common Stock covered by this Prospectus ("the Shares") may be sold from time to time by the Selling Stockholders in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market price, or at prices otherwise negotiated. The Selling Stockholders, directly or through agents or dealers designated from time to time, may sell the Shares at fixed prices, which may change, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.

    The Shares offered for resale hereby are being registered pursuant to the Company's obligations contained in a written agreement with each of the Selling Stockholders. The Selling Stockholders may elect to sell all, a portion or none of the Shares according to the terms of these agreements. Additionally, 100,000 of the Shares are subject to warrants granting the Selling Stockholders the option to purchase these Shares at any time prior to January 12, 2005. In the event the warrants are not exercised, these Shares will not be sold but will remain treasury shares of the Company. See "Description of the Securities."

    The Common Stock is traded on the NASDAQ SmallCap Market under the symbol OPTC. On September 28, 2001, the closing sale price per share for the Common Stock was $3.01.

    Information regarding the risks associated with an investment in the Common Stock is discussed under the caption "Risk Factors" beginning on page 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THERE IS NO UNDERWRITING AGREEMENT BETWEEN ANY BROKER-DEALER AND THE COMPANY RELATING TO THE SECURITIES OFFERED IN THIS PROSPECTUS.

The date of this Prospectus is October 4, 2001

    No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

AVAILABLE INFORMATION

    The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the regional offices of the SEC at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60612, and can also be inspected and copied at, and copies obtained at prescribed rates from, the Public Reference Room of the SEC at its principal office at Judiciary Square, 450 Fifth Street, NW, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Such materials can also be accessed electronically through the Commission's web site (http:/www.sec.gov). The Company's Common Stock is traded on the Nasdaq SmallCap Market, and reports and other information relating to the Company may also be inspected at the offices of the Records Department of the Nasdaq Stock Market, 1735 K Street, NW, Washington, D.C. 20006.

    The Company has filed a Registration Statement on Form S-3 with the SEC under the Securities Act of 1933 as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

(1)
the Company's Annual Report on Form 10-K for the year ended December 31, 2000;

(2)
the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed on May 14, 2001; and

(3)
the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed on August 14, 2001.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the shares of Common Stock hereunder shall be deemed to be incorporated by reference herein. These documents shall be deemed to be modified or replaced for purposes of this Prospectus and the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus or the Registration Statement.

    The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to Optelecom, Inc., 9300 Gaither Road, Gaithersburg, Maryland 20877, Attention: James Armstrong (telephone (301) 840-2121).

FORWARD-LOOKING STATEMENTS

    This Prospectus, including all documents incorporated herein by reference, includes "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995 (the "Reform Act"). The Reform Act provides a "safe harbor" for forward-looking statements and to encourage companies to provide prospective information about their companies, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company desires to take advantage of the "safe harbor" provisions of the Reform Act. Except for the historical information contained herein, the matters discussed in the Prospectus are forward-looking statements which involve risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in conjunction with the forward-looking statements or elsewhere herein.

RISK FACTORS

    In evaluating an investment in the Common Stock, prospective purchasers should carefully consider the following factors as well as the other matters discussed in this Prospectus and the documents incorporated herein by reference.

Fluctuations in Financial Performance

    Optelecom has experienced and may in the future continue to experience fluctuations in our quarterly and annual operating results. Factors that may cause operating results to vary include, among other things, changing technology, new product transitions, delays in new product introductions, shortages of system components, changes in the mix of products and services sold, the timing of investments in additional personnel, facilities and research and development. As a result of the impact of these and other factors, past financial performance should not be considered to be a reliable indicator of the future performance in any particular fiscal period. Management is limited in our ability to reduce expenses quickly in response to any revenue shortfalls, therefore Optelecom's business, financial condition and operating results could be adversely affected if increased revenues were not achieved.

Dependence On Major Customers

    Historically, a relatively small number of customers and the US government have accounted for a significant portion of Optelecom's revenues in any particular period. For the twelve months ended December 31, 2000 approximately 20% of the Company's revenues were accounted for by sales to four commercial customers. Management anticipates that this dependence of sales of the Company's products to relatively few customers will diminish in magnitude over the next few years. In the event of a reduction, delay or cancellation of orders from one or more significant customers or if one or more significant customers selects products from one of its competitors for inclusion in future product generations, the Company's business, financial condition and operating results could be materially and adversely affected. There can be no assurance that Optelecom's current customers will continue to place orders with it, that orders by existing customers will continue at current or historical levels or that the Company will be able to obtain orders from new customers. The loss of one or more of its current significant customers could materially and adversely affect Optelecom's business, financial condition and operating results.

Technological Change

    Optelecom's products are sold in markets that are subject to rapid technological change. Its future success will depend in part upon its ability to enhance its current products and to develop and introduce new products that keep pace with technological developments and emerging industry standards and that address the increasingly sophisticated needs of the Company's customers. There can be no assurance that the Company will be successful in developing and marketing such products or producing enhancements that meet these changing demands, that Optelecom will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or that its new products and product enhancements will adequately meet the demands of the marketplace and achieve market acceptance. The Company's inability to develop and introduce new products or product enhancements in a timely manner, or its failure to achieve market acceptance of a new product could have a material adverse effect on Optelecom.

Competition

    Optelecom faces intense and increasing competition from a large number of competitors, some of which are larger than Optelecom and have larger product development, research and sales staffs. Management believes that the products developed in mid and late 2000, and the additional product functionality that was added in the first quarter of 2001 will position the Company to compete effectively through 2001 and well into 2002. There can be no assurance, however, that its competitors will not develop products that are as or possibly more effective than the Company's. Management continuously monitors the Company's competitors' product introductions to evaluate the Company's readiness to compete.

Future Capital Needs; Uncertainty of Additional Funding

    Optelecom believes that its existing capital resources and future operating cash flows will generate the funds needed for its long-term cash requirements. If its growth rate should exceed expectations, or if it should fail to generate the anticipated operating cash flows, Optelecom would be required to seek additional funding. In those circumstances, management would consider public or private debt or equity financing. There can be no assurance that additional financing will be available in a timely manner or on acceptable terms. If issuing equity securities raises additional funds, further dilution to existing stockholders may result. If adequate funds are not available when needed, the Company may be required to delay, scale back or eliminate its product research and development and overhead costs.

Need To Attract And Retain Key Employees

    Optelecom is substantially dependent on the business and technical expertise of its senior management and on its ability to attract and retain key management and technical employees. The loss of members of senior management or of other key employees or its inability to attract and retain other employees with necessary business or technical skills in the future would have a material adverse effect on Optelecom's business.

Shareholders Rights Plan

    On June 15, 1998, the Company adopted a shareholders rights plan that provides for a dividend distribution of one right for each outstanding share of common stock. In the event that, following the Distribution Date (as defined) a person is or becomes the beneficial owner of 10% or more of the then outstanding shares of Common Stock, each Right Holder may purchase three (3) shares of Common

Stock at a price per share equal to 50% of the then current market price of the Common Stock. As of June 1, 2001, the Company has reserved 5,200,000 shares of authorized but unissued common stock for issuance under the shareholders rights plan.

Price Volatility In Public Market

    Optelecom's Common Stock currently trades on the NASDAQ SmallCap Market. The securities markets have from time-to-time experienced significant price and volume fluctuations that may be unrelated to our operating performance. In addition, the market prices of the common stock of many publicly traded technology companies have in the past been, and can in the future be expected to be, especially volatile. Announcements of technological innovations or new products of Optelecom or its competitors, developments or disputes concerning proprietary rights, publicity regarding products under development by Optelecom or its competitors, regulatory developments in both the United States and foreign countries, and economic and other external factors, as well as period-to-period fluctuations in its operating and product development results, may have a significant impact on the market price of Optelecom's Common Stock.

    On August 20, 2001, Optelecom received a notice from the NASDAQ Stock Market, Inc. stating that NASDAQ was reviewing the Company's eligibility for continued listing on The NASDAQ SmallCap Market as a result of the Company's failure to satisfy either NASDAQ's minimum net tangible assets requirement or its equity listing standard. Management has taken what it feels to be appropriate steps to come into compliance with these requirements by December 31, 2001. However, there can be no assurance that the remedy proposed by management will be effective within a time frame sufficient to permit Optelecom to maintain its listing on the NASDAQ SmallCap Market. If Optelecom were to lose its listing, a significant impact on the market price of Optelecom's Common Stock would result.

Absence of Dividends; Dilution

    Optelecom has not paid any cash dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future. Dilution will occur upon the exercise of outstanding stock options and may occur upon future equity financing that could be required to fund operations.

THE COMPANY

General

    The Company was incorporated under the laws of Delaware in 1972. Its business consists primarily of the development, manufacture, and sale of fiber optic communications products and laser systems for commercial and military customers and, through its subsidiary, the Company provides multi-media integrated products for sending data to the desktop over copper wire. The Company's principal executive offices are located at 9300 Gaither Road, Gaithersburg, Maryland 20877. Its telephone number is (301) 840-2121.

    The fiber optic communication business can be divided generally into two operating divisions: the optical fiber/cable portion which supplies the media for transporting optical signals, and the transmission equipment portion which generates and receives the signals. The Company provides the equipment that interfaces electrical signals to optical signals at the transmitter end of a fiber optic communication link and provides complementary equipment that converts optical signals to electrical form at the receiving end of the communications link. The Company sells its products to users of these communication systems or to system integrators that install the Company's equipment in large communication networks. The Company and its Paragon subsidiary provide equipment specifically designed for transmission over both copper wire and optical fiber media of various combinations of voice, data and video for a range of applications. The Company also addresses U.S. Government defense-related markets for specialized and proprietary applications of fiber optic technology.

Operating Units

    The Company has restructured in order to maximize efficiencies as follows: First, we have established the Optical Products Unit. This segment of the business will be responsible for the delivery and growth of the legacy set of products that transports video over dedicated and shared fiber optic systems from remote sensors to customers' control and monitoring centers. Presently this Unit serves the Intelligent Traffic, Security, Audio-Visual, and instrumentation marketplace. This unit includes new Digital Video products in addition to the Company's legacy products. Also, included in this Unit are the optical coil products that are used in gyro systems and our dispersion coils that are used in complex optical communications systems. Optelecom believes by focusing the sales and delivery of these optically wound coils in this business unit, it can anticipate a significant increase in sales as a result of the increasing delivery in the number of complex optical systems in the marketplace. This Unit will be responsible for the development of new products, strategic alliances, worldwide distribution channels, and growth of these businesses.

    Second, the Company has organized a Video Communications Unit to exploit its core competencies in optical components, video compression techniques, and distribution technologies to focus on the video distribution and delivery marketplace. Optelecom strongly believes that its core competencies in video compression techniques positions it for the delivery of a set of products to cost effectively provide video teleconferencing capabilities, long distance learning, collaboration, and other forms of video streaming capability to the marketplace. This Unit will also provide the leadership for the Paragon PC/Video products unit, headquartered in London, which has had a long history of providing systems with the capability to distribute video information over the CAT5 cable systems already in place in an enormous number of facilities both residential and industrial worldwide. By combining these capabilities this Unit can synergistically manage the development of video information delivery technology for both new and legacy markets.

THE OFFERING

    By this Prospectus, the Selling Stockholders are offering the Shares. The Company will not receive any proceeds from the sale of securities by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

USE OF PROCEEDS

    This Prospectus is part of a registration statement that the Company has filed to fulfill its contractual obligations with the Selling Stockholders. The Company will not receive any proceeds from the sale of the Shares offered by the Selling Stockholders for their own accounts.

    The Company will receive the exercise price of any warrants to purchase shares of its Common Stock that are being registered pursuant to the registration statement to which this Prospectus relates that may be exercised by the Selling Stockholders, but they are under no obligation to exercise. Assuming exercise of all warrants, the estimated net proceeds to the Company from the exercise of such warrants at the revised exercise price of $2.00 per share would be $200,000. The Company intends to use the proceeds, if any from the exercise of the warrants for general corporate purposes and working capital.

DESCRIPTION OF SECURITIES

    The following statements with respect to the Company's securities are subject to, and qualified in their entirety by reference to, the detailed provisions of the Company's Certificate of Incorporation and Bylaws.

    The Company is authorized to issue up to 15,000,000 shares of Common Stock, $.03 par value, of which 2,830,055 shares were outstanding at September 28, 2001.

    In July of 2000, the Company completed a private placement of 140,000 new, unregistered shares of its common stock for total proceeds of $500,000. As part of this transaction, the Company also issued warrants to the purchasers granting them options to purchase up to an additional 40,000 unregistered shares of its common stock at an exercise price of $7.00 per share. The purchasers were also given certain registration rights regarding the shares purchased. This exercise price has been subsequently reduced to $2.00 per share and warrants to purchase an additional 60,000 shares of Common Stock at the reduced exercise price were granted to the Selling Stockholders by agreement between the Selling Stockholders and the Company as a result of the Company's failure to register the Shares and the Common Stock subject to the warrants in a timely manner as warranted by the Company in the purchase documents. The proceeds from this offering were used for the payment of operating expenses.

    The Selling Stockholders, as part of their purchase, agreed in writing that, among other things, that they would (i) not sell any of the Shares for a period of one hundred twenty (120) days after purchase, which time has already expired; (ii) trade any more than twenty thousand (20,000) Shares in any one day; and (iii) trade more than fifty thousand (50,000) Shares in any five (5) consecutive trading days. They further agree that the warrants could not be exercised until one hundred eighty (180) days after issuance (which period has also already expired) and that all warrants will be exercisable for a period of four (4) years from the date of issuance of the original warrants.

    All holders of Common Stock are entitled to one vote per share on any matter coming before the stockholders for a vote, unless the matter is one upon which by express provision of law, a different vote is required. The Common Stock does not have cumulative voting rights, which means, in effect, that holders of more than 50% of the shares can generally elect all the directors.

    Each holder of Common Stock is entitled to receive ratably such dividends on the Common Stock, if any, as may be declared by the Board of Directors out of funds legally available therefor and, in the event of the liquidation, dissolution or winding-up of the Company, is entitled to share ratably in all assets of the Company remaining after payment of liabilities. Holders of Common Stock have no conversion, preemptive or other rights to subscribe for additional shares, and there are no redemption rights or sinking fund provisions with respect to the Common Stock. The outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

    The Company has never paid any cash dividends on the Common Stock and does not anticipate paying any such dividends in the foreseeable future.

    Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable for monetary damages for breach of their fiduciary duty as directors except (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit.

    The Transfer Agent and Registrar for the Common Stock is American Stock Transfer and Trust Company, Inc., 40 Wall Street, New York, New York 10005.

SELLING STOCKHOLDERS

    This Prospectus covers the resale of an aggregate of 140,000 shares of Common Stock owned by the Selling Stockholders and 100,000 shares of Common Stock that are subject to warrants to purchase owned by the Selling Stockholders, all of which were acquired by the Selling Stockholders in connection with a private placement of Common Stock and warrants. As part of the conditions of purchase by the Selling Stockholders, the Company agreed to register for resale by the Selling Stockholders the Shares, including those that are subject to the warrants. The following table sets forth, as of September 10, 2001, information regarding beneficial ownership of Common Stock by the Selling Stockholders. Percentage ownership is based upon 2,830,055 shares of Common Stock outstanding on September 28, 2001.

		Shares Beneficially Owned After Offering(1)
Name of Selling Stockholder	Shares to be Sold in Offering(1) Number
		Number	Percent
Joel D. Rosenthal	120,000	120,000	4.2%
Robert E. Higdon	120,000	120,000	4.2%

(1)
Includes Shares that are subject to the warrants, which may or may not be exercised by the Selling Stockholders.

    Based upon information furnished by the Selling Stockholders, the Company believes each of Joel D. Rosenthal and Robert E. Higdon has the sole voting and investment power with respect to the shares of Common Stock that he owns and the sole right to purchase the shares of Common Stock that are subject to the Warrants. Each of the Selling Stockholders is the owner of additional shares of Common Stock of the Company purchased in secondary market transactions.

    Neither of the Selling Stockholders serves or has served as an officer or director of the Company nor has ever been an employee of the Company. Each of the Selling Stockholders is an individual holding the Shares for his own account.

PLAN OF DISTRIBUTION

    The Shares registered on behalf of the Selling Stockholders may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest, in one or more transactions in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at prices otherwise negotiated.

    The Selling Stockholders may sell some or all of the Shares in transactions involving broker-dealers, who may act as agent or acquire the Shares as principal. Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholder (and, if the broker-dealer acts as agent for the purchaser of such Shares, from such purchaser). Broker-dealers may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per Share and, to the extent such broker-dealers are unable to do so acting as agents for the Selling Stockholders, to purchase as principals any unsold Shares at the price required to fulfill the respective broker-dealer's commitment to the Selling Stockholders. Broker-dealers who acquire Shares as principals may thereafter resell such Shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions and otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions. The Selling Stockholders also may sell some or all of the Shares directly to purchasers without the assistance of any broker-dealer. At the time a particular offer of the Shares is made, if required, a supplement to the Prospectus will be distributed, or a post-effective amendment to the registration statement will be filed, which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the purchase price, public offering price, name or names of any agents, dealers or underwriters, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

    Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may be limited in its ability to engage in market activities with respect to shares of Common Stock. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the Shares.

    The Company will bear all fees and expenses incurred in connection with the registration of the Shares (other than commissions, discounts or fees payable to broker-dealers and underwriters and the fees of counsel to the Selling Stockholders), estimated at $13,406. The Company has no obligation to maintain the effectiveness of the Registration Statement with respect to the Shares for more than 24 months from its effective date.

LEGAL MATTERS

    The legality of issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Karp Frosh Lapidus, Wigodsky & Norwind, P.A., Rockville, Maryland.

EXPERTS

    The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNFICATION
FOR SECURITIES ACT LIABILITY

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to By-Laws of the Company or under Delaware law, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

    The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred in connection with the issuance and distribution of the Common Stock that is the subject of this Registration Statement, other than underwriting discounts and commissions payable to the brokers and dealers who will sell the Shares and the fees of counsel to the Selling Stockholders. All such expenses are to be borne by the Company. All the amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$206
Blue Sky Filing Fees and Expenses	1,000
Printing Costs	200
Legal Fees and Expenses	7,500
Accounting Fees and Expenses	4,000
Miscellaneous	500

TOTAL	$13,406

Item 14.  Indemnification of Directors and Officers.

    Delaware General Corporation Law, Section 102(b) (7), enables a Corporation in its certificate of incorporation to eliminate or limit personal liability of members of its Board of Directors for monetary damages for breach of a director's fiduciary duty of care. The elimination or limitation does not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation provides in effect for the elimination of the liability of directors to the extent permitted by Delaware Law.

    Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The Bylaws of the Company entitle directors and officers of the Company to indemnification to the extent permitted by Delaware law.

    Directors and officers are also insured against certain liabilities under a directors and officers' liability insurance policy maintained by the Company.

Item 16.  Exhibits.

    The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Exhibit

5	Opinion of Karp Frosh Lapidus, Wigodsky & Norwind, P.A. as to the legality of the registered securities.
20.0	Amendment dated August 12, 2001 to the Subscription Agreement dated July 14, 2000 between the Company and Joel D. Rosenthal regarding purchase of Common Stock and Warrants to purchase Common Stock of the Company.
20.1	Amendment dated August 12, 2001 to the Subscription Agreement dated July 18, 2000 between the Company and Robert E. Higdon regarding purchase of Common Stock and Warrants to purchase Common Stock of the Company.
23.0	Consent of Karp, Frosh, Lapidus, Wigodsky & Norwind, P.A. (contained in opinion filed as Exhibit 5).
23.1	Consent of Deloitte & Touche LLP, as independent auditors for the Company.

Item 17.  Undertaking.

    The undersigned registrant hereby undertakes:

    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

    For the purpose of determining any liability under the Securities Act of 1933, that each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on October 4, 2001.

OPTELECOM, INC.
By:	/s/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ CLYDE A. HEINTZELMAN Clyde A. Heintzelman	Director, President and Chief Executive Officer	October 4, 2001
/s/ THOMAS M. BRANDT, JR. Thomas M. Brandt, Jr.	Director	October 4, 2001
/s/ DAVID R. LIPINSKI David R. Lipinski	Director	October 4, 2001
/s/ EDMUND D. LUDWIG Edmund D. Ludwig	Director	October 4, 2001
/s/ CARL C. RUBBO, JR. Carl C. Rubbo, Jr.	Director	October 4, 2001
/s/ PRADEEP K. WAHI Pradeep K. Wahi	Director	October 4, 2001
/s/ JAMES ARMSTRONG James Armstrong	Controller (Principal Financial Officer and Principal Accounting Officer)	October 4, 2001

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

5	Opinion of Karp, Frosh, Lapidus, Wigodsky & Norwind, P.A. as to the legality of the registered securities.
23.0	Consent of Karp, Frosh, Lapidus, Wigodsky & Norwind, P.A. (contained in opinion filed as Exhibit 5).
23.1	Consent of Deloitte & Touche LLP, as independent auditors for the Company.

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PROSPECTUS OPTELECOM, INC. 240,000 Shares of Common Stock
TABLE OF CONTENTS
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
FORWARD-LOOKING STATEMENTS
RISK FACTORS
THE COMPANY
THE OFFERING
USE OF PROCEEDS
DESCRIPTION OF SECURITIES
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
DISCLOSURE OF COMMISSION POSITION ON INDEMNFICATION FOR SECURITIES ACT LIABILITY
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX